Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES THIRD QUARTER 2017
FINANCIAL RESULTS

Total Revenues Increased 10% to $412 Million

Launched Vyxeos in the U.S. in August 2017

Vyxeos EU Marketing Authorization Application Submission Completed, Accelerated Assessment Granted, Promising Innovative Medicine Designation Granted in UK

DUBLIN, November 7, 2017 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the third quarter of 2017 and updated financial guidance for 2017.
“The third quarter of 2017 was highlighted by the approval and strong launch of Vyxeos in the U.S. for the treatment of adult patients with newly-diagnosed high-risk AML, leading to our increase in 2017 Vyxeos sales guidance," said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “While Xyrem has experienced lower than expected growth in 2017, and we are slightly decreasing our annual sales guidance accordingly, we remain confident in our ability to address the key drivers impacting Xyrem to position the product for solid future growth."
GAAP net income for the third quarter of 2017 was $63.5 million, or $1.03 per diluted share, compared to $89.8 million, or $1.45 per diluted share, for the third quarter of 2016. GAAP net income for the third quarter of 2017 included an upfront payment of $75.0 million to ImmunoGen, Inc. related to a collaboration and option agreement.
Adjusted net income for the third quarter of 2017 was $197.6 million, or $3.22 per diluted share, compared to $161.2 million, or $2.61 per diluted share, for the third quarter of 2016.
The tax provision and the effective tax rate for the third quarter of 2017 on both a GAAP and non-GAAP basis were favorably impacted by certain tax benefits. For further information, see "Operating Expenses and Income Tax Provision" below. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included at the end of this press release.

Financial Highlights

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands, except per share amounts and percentages)	2017	2016	Change	2017	2016	Change
Total revenues	$411,855	$374,181	10%	$1,182,294	$1,091,352	8%
GAAP net income	$63,526	$89,828	(29)%	$255,641	$280,142	(9)%
Adjusted net income	$197,649	$161,153	23%	$496,225	$461,525	8%
GAAP EPS	$1.03	$1.45	(29)%	$4.17	$4.51	(8)%
Adjusted EPS	$3.22	$2.61	23%	$8.09	$7.43	9%

Total Revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2017	2016	2017	2016
Xyrem® (sodium oxybate) oral solution	$303,870	$285,907	$874,222	$816,412
Erwinaze® / Erwinase® (asparaginase Erwinia chrysanthemi)	49,173	42,986	149,585	143,907
Defitelio® (defibrotide sodium) / defibrotide	31,213	28,137	97,351	79,280
VyxeosTM (daunorubicin and cytarabine) liposome for injection	9,719	—	9,719	—
Prialt® (ziconotide) intrathecal infusion	7,930	8,783	21,303	23,065
Other	6,066	5,808	19,124	21,983
Product sales, net	407,971	371,621	1,171,304	1,084,647
Royalties and contract revenues	3,884	2,560	10,990	6,705
Total revenues	$411,855	$374,181	$1,182,294	$1,091,352
Net product sales increased 10% in the third quarter of 2017 compared to the same period in 2016 primarily due to an increase in net product sales of our lead marketed products.
Xyrem net product sales increased 6% in the third quarter of 2017 compared to the same period in 2016. Xyrem net product sales growth in the 2017 period was negatively impacted by payer mix, one fewer shipping day, and operational changes that delayed some prescription fulfillment.
Erwinaze/Erwinase net product sales increased 14% in the third quarter of 2017 compared to the same period in 2016. The company experienced supply disruptions during both periods; however, net product sales were higher in the third quarter of 2017 compared to the same period in 2016 due to the timing of product availability. The company expects that additional supply disruptions may occur in 2017 and into 2018.
Defitelio/defibrotide net product sales increased 11% in the third quarter of 2017 compared to the same period in 2016 primarily due to an increase in U.S. net product sales. The company expects continued inter-quarter variability in Defitelio net sales given that veno-occlusive disease is an ultra-rare disease.
Vyxeos net product sales in the third quarter of 2017 were $9.7 million. Vyxeos launched in the U.S. on August 11, 2017.

Operating Expenses and Income Tax Provision

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2017	2016	2017	2016
GAAP:
Cost of product sales	$31,203	$24,311	$84,940	$71,730
Gross margin	92.4%	93.5%	92.7%	93.4%
Selling, general and administrative	$124,523	$124,368	$401,106	$375,751
% of total revenues	30.2%	33.2%	33.9%	34.4%
Research and development	$47,362	$47,796	$132,447	$118,139
% of total revenues	11.5%	12.8%	11.2%	10.8%
Acquired in-process research and development	$75,000	$15,000	$77,000	$23,750
Income tax provision	$1,239	$26,437	$65,914	$100,888
Effective tax rate	1.9%	22.7%	20.5%	26.5%

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2017	2016	2017	2016
Non-GAAP adjusted:
Cost of product sales	$29,630	$22,963	$80,594	$68,620
Gross margin	92.7%	93.8%	93.1%	93.7%
Selling, general and administrative	$103,620	$94,534	$333,524	$296,633
% of total revenues	25.2%	25.3%	28.2%	27.2%
Research and development	$42,712	$43,323	$118,796	$106,847
% of total revenues	10.4%	11.6%	10.0%	9.8%
Income tax provision	$24,410	$38,500	$104,307	$129,663
Effective tax rate	11.0%	19.3%	17.4%	21.9%
Operating expenses changed over the prior year period primarily due to the following:

•
Selling, general and administrative (SG&A) expenses increased in the third quarter of 2017 compared to the same period in 2016 on a GAAP and on a non-GAAP adjusted basis due to higher headcount and other expenses resulting from the expansion of the company’s business, including the launch of Vyxeos in the U.S. SG&A expenses in the third quarter of 2016 on a GAAP basis included transaction and integration costs of $10.3 million.

•
Research and development (R&D) expenses were consistent on a GAAP and on a non-GAAP adjusted basis in the third quarter of 2017 compared to the same period in 2016. R&D expenses in the third quarter of 2017 reflected an increase in expenses related to the company's ongoing clinical development programs and regulatory activities, including an increase in headcount, and a decrease in JZP-110 costs following the completion of three Phase 3 studies this year.

The tax provision and the effective tax rate for the third quarter of 2017 on both a GAAP and non-GAAP basis were favorably impacted by the release of a valuation allowance held against certain foreign net operating losses and the release of reserves related to uncertain tax positions upon the expiration of a statute of limitation.

Cash Flow and Balance Sheet
As of September 30, 2017, cash, cash equivalents and investments were $452.6 million, and the outstanding principal balance of the company’s long-term debt was $1.8 billion. In the third quarter of 2017, the company sold $575.0 million aggregate principal amount of 1.50% exchangeable senior notes due 2024 and used the net proceeds to repay $500.0 million of outstanding borrowings under the company's revolving credit facility. During the nine months ended September 30, 2017, the company repaid a total of $850.0 million of borrowings under the company's revolving credit facility, made an upfront payment of $75.0 million to ImmunoGen, Inc. and used $56.4 million to repurchase approximately 398,000 ordinary shares under the company's share repurchase program at an average cost of $141.73 per ordinary share.

Recent Developments

•
In August 2017, the company and ImmunoGen, Inc. entered into a collaboration and option agreement granting the company rights to opt into exclusive, worldwide licenses to develop and commercialize two early-stage, hematology-related antibody-drug conjugate (ADC) programs, as well as an additional program to be designated during the term of the agreement. The programs covered under the agreement include IMGN779, a CD33-targeted ADC for the treatment of acute myeloid leukemia (AML) in Phase 1 testing, and IMGN632, a CD123-targeted ADC for hematological malignancies expected to enter clinical testing before the end of the year.

•
In November 2017, the company submitted a Marketing Authorization Application (MAA) for Vyxeos to the European Medicines Authority (EMA) for the treatment of high-risk AML patients. Separately, the EMA granted Vyxeos an accelerated assessment review and the UK Medicines and Healthcare Products Regulatory Agency granted Vyxeos the Promising Innovative Medicine designation.

2017 Financial Guidance
Jazz Pharmaceuticals is updating its full year 2017 financial guidance as follows (in millions, except per share amounts and percentages):

Revenues	$1,600-$1,650
Total net product sales	$1,590-$1,630
-Xyrem net sales	$1,180-$1,200
-Erwinaze/Erwinase net sales	$200-$215
-Defitelio/defibrotide net sales	$130-$150
-Vyxeos net sales	$20-$30
GAAP gross margin %	93%
Non-GAAP adjusted gross margin %[1,4]	93%
GAAP SG&A expenses	$521-$551
Non-GAAP adjusted SG&A expenses[2,4]	$440-$460
GAAP R&D expenses	$180-$200
Non-GAAP adjusted R&D expenses[3,4]	$165-$180
GAAP net income per diluted share	$5.30-$6.30
Non-GAAP adjusted net income per diluted share[4]	$10.70-$11.20
____________________________

1.	Excludes $5 million of share-based compensation expense from estimated GAAP gross margin.

2.	Excludes $75-$85 million of share-based compensation expense and $6 million of expenses related to certain legal proceedings and restructuring from estimated GAAP SG&A expenses.

3.	Excludes $15-$20 million of share-based compensation expense from estimated GAAP R&D expenses.

4.
See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the table titled "Reconciliation of GAAP to Non-GAAP Adjusted 2017 Net Income Guidance" at the end of this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EST (9:30 p.m. GMT) to provide a business and financial update and discuss its 2017 third quarter results. The live webcast may be accessed from the Investors section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 855 353 7924 in the U.S., or +1 503 343 6056 outside the U.S., and entering passcode 95499424.
A replay of the conference call will be available through November 14, 2017 by dialing +1 855 859 2056 in the U.S., or +1 404 537 3406 outside the U.S., and entering passcode 95499424. An archived version of the webcast will be available for at least one week in the Investors section of the company's website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing meaningful products that address unmet medical needs. The company has a diverse portfolio of products and product candidates with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Defitelio® (defibrotide sodium) and Vyxeos™ (daunorubicin and cytarabine) liposome for injection in the U.S. and markets Erwinase® and Defitelio® (defibrotide) in countries outside the U.S. For more information, please visit www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the company presents non-GAAP adjusted net income (and the related per share measure) and its line item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage, non-GAAP adjusted income tax provision and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (and the related per share measure) and its line item components exclude from reported GAAP net income (and the related per share measure) and its line item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (and the related per share measure), adjust for the income tax effect of non-GAAP adjustments. In this regard, the components of non-GAAP adjusted net income, including non-GAAP cost of product sales, non-GAAP selling, general and administrative expenses and non-GAAP research and development expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income measure.
The company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, the company believes that each of these non-GAAP financial measures, when considered together with the company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts' ability to meaningfully compare the company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the company uses in assessing its own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the company’s condensed consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial and operating results, including 2017 financial guidance, the company’s ability to address the key drivers impacting Xyrem to position the product for solid future growth, the company’s expectation for future Erwinaze supply disruptions, the company's expectation for continued inter-quarter variability in Defitelio net sales, the company’s expectation that IMGN632 will enter clinical testing and the timing thereof and other statements that are not historical facts.  These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from Xyrem, such as the potential U.S. introduction of a generic version of Xyrem before the entry dates specified in the company's settlements with certain companies that had filed abbreviated new drug applications with the U.S. Food and Drug Administration seeking approval to market a generic version of Xyrem or on terms that are different from those contemplated by the settlements; ongoing patent litigation and related proceedings; effectively commercializing the company’s other products and product candidates; the time-consuming and uncertain regulatory approval process, including the risk that the company’s regulatory submissions, including the Vyxeos MAA, may not be approved by applicable regulatory authorities in a timely manner or at all; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements; government investigations and other actions; obtaining and maintaining appropriate pricing and reimbursement for the company’s products; pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in initiating or completing clinical trials; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired businesses; potential restrictions on the company’s ability and flexibility to pursue share repurchases and future strategic opportunities as a result of its substantial outstanding debt obligations; the ability to achieve expected future financial performance and results; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and future filings and reports by the company, including the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.  Other risks and uncertainties of which the company is not currently aware may also affect the company’s forward-looking statements and may cause actual results and timing of events to differ materially from those anticipated.  The forward-looking statements herein are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the company on its website or otherwise.  The company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Product sales, net	$407,971	$371,621	$1,171,304	$1,084,647
Royalties and contract revenues	3,884	2,560	10,990	6,705
Total revenues	411,855	374,181	1,182,294	1,091,352
Operating expenses:
Cost of product sales (excluding amortization of intangible assets)	31,203	24,311	84,940	71,730
Selling, general and administrative	124,523	124,368	401,106	375,751
Research and development	47,362	47,796	132,447	118,139
Acquired in-process research and development	75,000	15,000	77,000	23,750
Intangible asset amortization	47,313	26,453	99,164	75,832
Total operating expenses	325,401	237,928	794,657	665,202
Income from operations	86,454	136,253	387,637	426,150
Interest expense, net	(19,192)	(18,498)	(56,330)	(42,811)
Foreign exchange loss	(2,224)	(749)	(9,115)	(1,568)
Loss on extinguishment and modification of debt	—	(638)	—	(638)
Income before income tax provision and equity in loss of investees	65,038	116,368	322,192	381,133
Income tax provision	1,239	26,437	65,914	100,888
Equity in loss of investees	273	103	637	103
Net income	$63,526	$89,828	$255,641	$280,142

Net income per ordinary share:
Basic	$1.06	$1.49	$4.26	$4.62
Diluted	$1.03	$1.45	$4.17	$4.51
Weighted-average ordinary shares used in per share calculations - basic	60,108	60,437	60,030	60,692
Weighted-average ordinary shares used in per share calculations - diluted	61,436	61,795	61,360	62,150

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$252,615	$365,963
Investments	200,000	60,000
Accounts receivable, net of allowances	258,616	234,244
Inventories	41,344	34,051
Prepaid expenses	29,249	24,501
Other current assets	49,120	29,310
Total current assets	830,944	748,069
Property and equipment, net	159,386	107,490
Intangible assets, net	3,019,035	3,012,001
Goodwill	941,428	893,810
Deferred tax assets, net, non-current	23,662	15,060
Deferred financing costs	8,149	9,737
Other non-current assets	16,420	14,060
Total assets	$4,999,024	$4,800,227
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,972	$22,415
Accrued liabilities	179,890	193,268
Current portion of long-term debt	36,094	36,094
Income taxes payable	13,603	4,506
Deferred revenue	8,618	1,123
Total current liabilities	268,177	257,406
Deferred revenue, non-current	18,270	2,601
Long-term debt, less current portion	1,543,819	1,993,531
Deferred tax liability, net, non-current	540,964	556,733
Other non-current liabilities	158,497	112,617
Total shareholders’ equity	2,469,297	1,877,339
Total liabilities and shareholders’ equity	$4,999,024	$4,800,227

JAZZ PHARMACEUTICALS PLC
SUMMARY OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Net cash provided by operating activities	$488,528	$411,696
Net cash used in investing activities	(237,072)	(1,749,296)
Net cash provided by (used in) financing activities	(369,127)	713,032
Effect of exchange rates on cash and cash equivalents	4,323	2,350
Net decrease in cash and cash equivalents	$(113,348)	$(622,218)

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP reported net income	$63,526	$89,828	$255,641	$280,142
Intangible asset amortization	47,313	26,453	99,164	75,832
Share-based compensation expense	27,126	24,874	79,579	74,490
Upfront and milestone payments	75,000	15,000	75,000	23,750
Transaction and integration related costs	—	10,781	—	12,970
Expenses related to certain legal proceedings and restructuring	—	—	6,000	6,060
Non-cash interest expense	7,855	5,642	19,234	16,418
Loss on extinguishment and modification of debt	—	638	—	638
Income tax effect of adjustments (1)	(23,171)	(12,063)	(38,393)	(28,775)
Non-GAAP adjusted net income	$197,649	$161,153	$496,225	$461,525

GAAP reported net income per diluted share	$1.03	$1.45	$4.17	$4.51
Non-GAAP adjusted net income per diluted share	$3.22	$2.61	$8.09	$7.43
Weighted-average ordinary shares used in diluted per share calculations	61,436	61,795	61,360	62,150
_____________________________

(1)
The income tax effect of the adjustments between GAAP reported and non-GAAP adjusted net income takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s).

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	September 30, 2017				September 30, 2016
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$411,855	$—		$411,855	$374,181	$—		$374,181
Cost of product sales (excluding amortization of intangible assets)	31,203	(1,573)	(a)	29,630	24,311	(1,348)	(a)	22,963
Selling, general and administrative	124,523	(20,903)	(b)	103,620	124,368	(29,834)	(b)	94,534
Research and development	47,362	(4,650)	(c)	42,712	47,796	(4,473)	(c)	43,323
Acquired in-process research and development	75,000	(75,000)		—	15,000	(15,000)		—
Intangible asset amortization	47,313	(47,313)		—	26,453	(26,453)		—
Interest expense, net	19,192	(7,855)	(d)	11,337	18,498	(5,642)	(d)	12,856
Foreign currency loss	2,224	—		2,224	749	—		749
Loss on extinguishment and modification of debt	—	—		—	638	(638)		—
Income before income tax provision and equity in loss of investees	65,038	157,294	(e)	222,332	116,368	83,388	(e)	199,756
Income tax provision	1,239	23,171	(f)	24,410	26,437	12,063	(f)	38,500
Effective tax rate (g)	1.9%			11.0%	22.7%			19.3%
Equity in loss of investees	273	—		273	103	—		103
Net income	$63,526	$134,123	(h)	$197,649	$89,828	$71,325	(h)	$161,153
Net income per diluted share	$1.03			$3.22	$1.45			$2.61

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Nine Months Ended
	September 30, 2017				September 30, 2016
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$1,182,294	$—		$1,182,294	$1,091,352	$—		$1,091,352
Cost of product sales (excluding amortization of intangible assets)	84,940	(4,346)	(i)	80,594	71,730	(3,110)	(i)	68,620
Selling, general and administrative	401,106	(67,582)	(j)	333,524	375,751	(79,118)	(j)	296,633
Research and development	132,447	(13,651)	(k)	118,796	118,139	(11,292)	(k)	106,847
Acquired in-process research and development	77,000	(75,000)		2,000	23,750	(23,750)		—
Intangible asset amortization	99,164	(99,164)		—	75,832	(75,832)		—
Interest expense, net	56,330	(19,234)	(d)	37,096	42,811	(16,418)	(d)	26,393
Foreign currency loss	9,115	—		9,115	1,568	—		1,568
Loss on extinguishment and modification of debt	—	—		—	638	(638)		—
Income before income tax provision and equity in loss of investees	322,192	278,977	(l)	601,169	381,133	210,158	(l)	591,291
Income tax provision	65,914	38,393	(f)	104,307	100,888	28,775	(f)	129,663
Effective tax rate (g)	20.5%			17.4%	26.5%			21.9%
Equity in loss of investees	637	—		637	103	—		103
Net income	$255,641	$240,584	(m)	$496,225	$280,142	$181,383	(m)	$461,525
Net income per diluted share	$4.17			$8.09	$4.51			$7.43
_____________________________
Explanation of Adjustments and Certain Line Items (in thousands):

(a)	Share-based compensation expense of $1,573 and $1,307 and transaction and integration related costs of $0 and $41 for the three months ended September 30, 2017 and 2016, respectively.

(b)	Share-based compensation expense of $20,903 and $19,511 and transaction and integration related costs of $0 and $10,323 for the three months ended September 30, 2017 and 2016, respectively.

(c)	Share-based compensation expense of $4,650 and $4,056 and transaction and integration related costs of $0 and $417 for the three months ended September 30, 2017 and 2016, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three- and nine-month periods.

(e)
Sum of adjustments (a) through (d) plus the adjustments for acquired in-process research and development, intangible asset amortization and loss on extinguishment and modification of debt for the respective three-month period.

(f)
Income tax effect of the adjustments between GAAP reported and non-GAAP adjusted net income takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s) for the respective three- and nine-month periods.

(g)	Income tax provision divided by income before income tax provision and equity in loss of investees for the respective three- and nine-month periods.

(h)	Net of adjustments (e) and (f) for the respective three-month period.

(i)
Share-based compensation expense of $4,346 and $2,959, expenses related to certain legal proceedings and restructuring of $0 and $110 and transaction and integration related costs of $0 and $41 for the nine months ended September 30, 2017 and 2016, respectively.

(j)
Share-based compensation expense of $61,582 and $60,664, expenses related to certain legal proceedings and restructuring of $6,000 and $5,950 and transaction and integration related costs of $0 and $12,504 for the nine months ended September 30, 2017 and 2016, respectively.

(k)	Share-based compensation expense of $13,651 and $10,867 and transaction and integration related costs of $0 and $425 for the nine months ended September 30, 2017 and 2016, respectively.

(l)
Sum of adjustments (i), (j), (k) and (d) plus the adjustments for acquired in-process research and development, intangible asset amortization and loss on extinguishment and modification of debt, as applicable, for the respective nine-month period.

(m)	Net of adjustments (l) and (f) for the respective nine-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2017 NET INCOME GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income	$325 - $385
Intangible asset amortization	130 - 165
Share-based compensation expense	95 - 110
Upfront and milestone payments	75
Expenses related to certain legal proceedings and restructuring	6
Non-cash interest expense	30 - 35
Income tax effect of adjustments	(50) - (60)
Non-GAAP adjusted net income	$655 - $685

GAAP net income per diluted share	$5.30-$6.30
Non-GAAP adjusted net income per diluted share	$10.70-$11.20

Weighted-average ordinary shares used in per share calculations	61

Contacts:

Investors:
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 634 7887
U.S., +1 650 496 2717

Media:
Jacqueline Kirby
Vice President, Corporate Affairs & Government Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 697 2141
U.S., +1 215 867 4910